EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Vince Holding Corp. Reports Third Quarter and Year to Date Fiscal 2015 Results

NEW YORK, New York – December 10, 2015 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today reported unaudited results for the third quarter of fiscal 2015.

In this press release, the Company is presenting its financial results in conformity with U.S. generally accepted accounting principles (“GAAP”) as well as on an “adjusted” basis. Adjusted results presented in this press release are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for more information about the Company’s use of non-GAAP financial measures and Exhibits 3 through 5 to this press release for a reconciliation of actual GAAP results to such adjusted results.

For the third quarter ended October 31, 2015:

•

Net sales decreased 21.5% to $80.9 million from $102.9 million in the third quarter of fiscal 2014.  The wholesale segment decreased 28.4% to $56.5 million and the direct-to-consumer segment increased 1.3% to $24.4 million over the third quarter of fiscal 2014. Comparable store sales decreased 12.5%, including e-commerce sales.

•

Gross profit was $40.0 million, or 49.5% of net sales, which includes a $2.0 million benefit from the recovery on inventory write-downs taken in the second quarter.  Excluding this benefit, gross profit was $38.0 million, or 47.0% of net sales. This compares to gross profit of $50.6 million, or 49.2% of net sales, in the third quarter of fiscal 2014.

•

Selling, general, and administrative expenses were $27.7 million or 34.2% of sales. This includes $0.2 million of net management transition costs. Excluding these costs, selling, general and administrative costs were $27.5 million or 34.0% of net sales in the quarter. In the third quarter of fiscal 2014, selling, general and administrative costs were $25.8 million or 25.1% of sales.

•

Operating income was $12.3 million, compared to operating income of $24.8 million for the third quarter of fiscal 2014. Excluding the benefit from the recovery on the inventory write-down and net management transition costs, operating income for the third quarter of fiscal 2015 was $10.5 million.

•

Net income was $5.9 million, or $0.16 per diluted share, compared to net income of $13.3 million, or $0.35 per diluted share, for the third quarter of fiscal 2014. Excluding the benefit from the recovery on the inventory write-down and net management transition costs, net income for the third quarter of fiscal 2015 was $4.8 million, or $0.13 per diluted share.

•	During the third quarter of 2015, the Company opened 4 new stores, ending the quarter with 46 company-operated stores.

Brendan Hoffman, Chief Executive Officer, commented, “Our third quarter results were largely in line with our expectations. We saw continued challenges in the wholesale channel and less traffic in our direct-to-consumer business, along with deeper discounts, which is consistent with what we are seeing in the overall retail environment. Looking ahead, I am excited to be leading the Vince brand and I look forward to working with our founders, Rea and Christopher, as well as the rest of the team to recapture the brand DNA and position the Company for long term sales and profitability growth.”

Balance Sheet

The Company’s debt decreased by $6.9 million to $77.9 million during the third quarter of fiscal 2015. The Company had availability under its Revolving Credit Facility of $29.6 million as of October 31, 2015.

Inventory at the end of the third quarter of fiscal 2015 was $43.9 million versus $52.7 million at the end of the third quarter of fiscal 2014. The year-over-year inventory decline was driven primarily by the increase in inventory reserves. Partially offsetting the additional reserves were increases from the 9 new store openings since the end of the third quarter of last year and new handbag inventory.

Capital expenditures for the third quarter of fiscal 2015 totaled $3.1 million, $2.4 million of which was primarily attributable to new stores and shop-in-shop build-outs.

Updated 2015 Outlook

The Company’s updated 2015 guidance reflects changes primarily related to the engagement of new personnel and consulting services for product development, design and merchandising, and revised expectations for the DTC business, as well as an increase in marketing investments.

For fiscal 2015, the Company now expects:

•	Total net sales of $285 million to $290 million.
•

Adjusted Gross margin to decrease between 220 and 270 basis points, as compared to last year, due primarily to increased markdowns across segments and expected assistance to wholesale partners.  This excludes the $12.5 million net inventory write-down in the nine month fiscal period.

•

Adjusted selling, general, and administrative expenses to increase by $18.5 million to $19.5 million, as compared to last year. This includes the above-mentioned costs associated with new personnel and consulting services that were not included in the prior guidance.   This excludes the impact of ongoing net executive transition costs of approximately $3.0 million in the current year, which were reported in the nine month fiscal period, and $0.6 million for secondary offering costs incurred in prior year.

•	Adjusted diluted earnings per share of $0.17 to $0.21 excluding the above adjustments net of tax.
•	To spend $18 million to $19 million in capital expenditures, consistent with prior guidance.

To support strategic growth investments, enhance our liquidity, and provide additional cash for operations, on December 9, 2015, the Company received a Rights Offering Commitment Letter that commits an affiliate of Sun Capital to provide the Company with up to $65 million of cash proceeds in the event that the Company conducts a rights offering for its common stock to all of its stockholders.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has provided, with respect to financial results relating to the third quarter and thirty-nine week period of fiscal 2015, as well as guidance for fiscal 2015, adjusted cost of products sold, adjusted gross margin, adjusted selling, general and administrative expenses, adjusted operating income, adjusted income before taxes, adjusted income taxes, adjusted net income and adjusted earnings per share, which are non-GAAP financial measures, in order to eliminate the effect on operating results of the inventory write-down and management transition costs. The Company has also provided, with respect to financial results relating to the thirty-nine week period of fiscal 2014, adjusted selling, general and administrative expenses, adjusted operating income, adjusted provision for taxes, adjusted net income and adjusted earnings per share, which are non-GAAP financial measures, in order to eliminate the effect on operating results the costs related to the Secondary Offering. The Company believes that the presentation of adjusted results facilitates an understanding of the Company’s continuing operations without the non-recurring impact associated with the inventory write-down and management transition costs as well as the Secondary Offering costs, and on a go forward basis, consistent with its fiscal 2015 guidance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results has been provided in Exhibits 3 through 5 to this press release.

2015 Third Quarter Earnings Conference Call

A conference call to discuss the third quarter results will be held today, December 10, 2015, at 4:30 pm. ET, hosted by Vince Holding Corp. Chief Executive Officer, Brendan Hoffman, and Interim Chief Financial Officer and Treasurer, David Stefko. During the conference call, the Company may answer questions concerning business and financial developments, trends and other business or financial matters. The Company's responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing (877) 201-0168 conference ID 90693125. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at http://investors.vince.com/.

ABOUT VINCE

VINCE is a leading contemporary fashion brand best known for modern effortless style and everyday luxury essentials. Established in 2002, the brand now offers a wide range of women's and men's apparel, women's and men's footwear, and handbags. Vince products are sold in prestige distribution worldwide, including over 2,500 distribution locations across 44 countries. With corporate headquarters in New York and its design studio in Los Angeles, the Company operates 34 full-price retail stores, 14 outlet stores and its e-commerce site, VINCE.com. Please visit www.VINCE.com for more information.

This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements under "Updated 2015 Outlook" and statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as  "may," "will," "should," "believe," "expect," "seek," "anticipate," "intend," "estimate," "plan," "target," "project," "forecast," "envision" and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers; including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage current excess inventory in a way that will promote the long-term health of the brand; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs (including our obligations under the tax receivable agreement); changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; the impact of recent turnover in the senior management team; the fact that a number of members of the management team have less than one year of tenure with the Company, and the current senior management team has not had a long period of time working together;  our ability to attract and retain a qualified  permanent CFO, as well other key personnel; commodity, raw material and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading "Item 1A—Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10Q.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200

Vince Holding Corp. and Subsidiaries	Exhibit (1)
Condensed Consolidated Statements of Operations
(Unaudited, amounts in thousands except percentages, share and per share data )

	Three Months Ended		Nine Months Ended
	October 31,	November 1,	October 31,	November 1,
	2015	2014	2015	2014
Net sales	$80,859	$102,947	$220,694	$245,725
Cost of products sold	40,854	52,299	129,159	124,652
Gross profit	40,005	50,648	91,535	121,073
as a % of net sales	49.5%	49.2%	41.5%	49.3%
Selling, general and administrative expenses	27,662	25,818	80,633	71,092
as a % of net sales	34.2%	25.1%	36.6%	29.0%
Income from operations	12,343	24,830	10,902	49,981
as a % of net sales	15.3%	24.1%	4.9%	20.3%
Interest expense, net	1,428	2,235	4,367	7,570
Other expense, net	899	72	1,390	557
Income before taxes	10,016	22,523	5,145	41,854
Provision for Income taxes	4,123	9,212	1,824	16,658
Net income	$5,893	$13,311	3,321	25,196
Earnings per share:
Basic earnings per share	$0.16	$0.36	$0.09	$0.69
Diluted earnings per share	$0.16	$0.35	$0.09	$0.66
Weighted average shares outstanding:
Basic	36,775,443	36,728,969	36,767,770	36,726,338
Diluted	36,816,972	38,303,603	37,633,633	38,243,368

Vince Holding Corp. and Subsidiaries	Exhibit (2)
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	October 31,	January 31,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$124	$112
Trade receivables, net	18,868	33,797
Inventories, net	43,895	37,419
Prepaid expenses and other current assets	10,252	9,812
Total current assets	73,139	81,140
Property, plant and equipment, net	36,302	28,349
Intangible assets, net	109,196	109,644
Goodwill	63,746	63,746
Deferred income taxes and other assets	93,122	95,769
Total assets	$375,505	$378,648

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30,154	$29,118
Accrued salaries and employee benefits	1,972	7,380
Other accrued expenses	29,469	27,992
Total current liabilities	61,595	64,490
Long-term debt	75,219	84,450
Deferred rent	14,517	11,676
Other liabilities	148,003	146,063
Stockholders' equity	76,171	71,969
Total liabilities and stockholders' equity	$375,505	$378,648

`

Vince Holding Corp. and Subsidiaries	Exhibit (3)
Reconciliation of net income on a GAAP basis to “Adjusted net income”
(Unaudited, amounts in thousands except percentages, share and per share data)

	For the three months ended October 31, 2015
	As Reported	Adjustments		As Adjusted

Net sales	$80,859			$80,859
Cost of products sold	40,854	$1,986	(a)	42,840
Gross profit	40,005	(1,986)		38,019
as a % of sales	49.5%			47.0%
Selling, general and administrative expenses	27,662	(164)	(b)	27,498
as a % of sales	34.2%			34.0%
Income from operations	12,343	(1,822)		10,521
as a % of sales	15.3%			13.0%
Interest expense, net	1,428			1,428
Other expense, net	899			899
Income before income taxes	10,016	(1,822)		8,194
Provision for Income taxes	4,123	(747)	(c)	3,376
Net Income	$5,893	$(1,075)		$4,818

Earnings per share:
Basic earnings per share	$0.16	$(0.03)		$0.13
Diluted earnings per share	$0.16	$(0.03)		$0.13

Weighted average shares outstanding:
Basic shares	36,775,443			36,775,443
Diluted shares	36,816,972			36,816,972

(a) To adjust cost of products sold to remove the favorable impact of the recovery on inventory write downs taken in the second quarter of approximately $2.0 million.
(b) To adjust selling, general and administrative expenses to remove executive search costs of $0.6 million, partially offset by the favorable impact of $(0.5) million related to executive stock option forfeitures.
(c) Adjusted amount represents adjusted pretax income multiplied by a normalized tax rate of 41%. The normalized tax rate was derived by reference to statutory tax rates in the jurisdictions in which the Company operates, without giving effect to the Company’s valuation allowance or potential use of its net operating loss carryforwards.

Vince Holding Corp. and Subsidiaries	Exhibit (4)
Reconciliation of net income on a GAAP basis to “Adjusted net income”
(Unaudited, amounts in thousands except percentages, share and per share data)

	For the nine months ended October 31, 2015
	As Reported	Adjustments		As Adjusted

Net sales	$220,694			$220,694
Cost of products sold	129,159	$(12,461)	(a)	116,698
Gross profit	91,535	12,461		103,996
as a % of sales	41.5%			47.1%
Selling, general and administrative expenses	80,633	(3,025)	(b)	77,608
as a % of sales	36.6%			35.2%
Income from operations	10,902	15,486		26,388
as a % of sales	4.9%			12.0%
Interest expense, net	4,367			4,367
Other expense, net	1,390			1,390
Income before income taxes	5,145	15,486		20,631
Provision for Income taxes	1,824	6,349	(c)	8,173
Net Income	$3,321	$9,137		$12,458

Earnings per share:
Basic earnings per share	$0.09	$0.25		$0.34
Diluted earnings per share	$0.09	$0.24		$0.33

Weighted average shares outstanding:
Basic shares	36,767,770			36,767,770
Diluted shares	37,633,633			37,633,633

(a) To adjust cost of products sold to remove the net impact of inventory write downs of approximately $12.5 million primarily related to excess out of season and current inventory.
(b) To adjust selling, general and administrative expenses to remove executive severance costs of $3.7 million and executive search costs of $0.6 million partially offset by the favorable impact of $(1.3) million related to executive stock option forfeitures.
(c) Adjusted amount represents adjusted pretax income multiplied by a normalized tax rate of 41%. The normalized tax rate was derived by reference to statutory tax rates in the jurisdictions in which the Company operates, without giving effect to the
Company’s valuation allowance or potential use of its net operating loss carryforwards.

Vince Holding Corp. and Subsidiaries	Exhibit (5)
Reconciliation of net income on a GAAP basis to “Adjusted net income”
(Unaudited, amounts in thousands except percentages, share and per share data)

	For the nine months ended November 1, 2014
	As Reported	Adjustments		As Adjusted

Net sales	$245,725	$-		$245,725
Cost of products sold	124,652	-		124,652
Gross profit	121,073	-		121,073
Selling, general and administrative expenses	71,092	(571)	(a)	70,521
as a % of net sales	29.0%			28.7%
Income from operations	49,981	571		50,552
as a % of net sales	20.3%			20.6%
Interest expense, net	7,570	-		7,570
Other expense, net	557	-		557
Income before taxes	41,854	571		42,425
Income taxes	16,658	228	(b)	16,886
Net income	$25,196	$343		$25,539

Earnings per share:
Basic earnings per share	$0.69	$0.01		$0.70
Diluted earnings per share	$0.66	$0.01		$0.67

Weighted average shares outstanding:
Basic shares	36,726,338			36,726,338
Diluted shares	38,243,368			38,243,368

(a) To adjust selling, general and administrative expenses to remove the costs incurred by the Company related to the Secondary Offering completed in July 2014.
(b) Represents the tax effect on the Secondary Offering costs incurred at the Company's estimated annual effective tax rate of 40%.